Exhibit 1(xiv) under Form N-1A
                                            Exhibit 3(a) under Item 601/Reg. S-K
                           FEDERATED MUNICIPAL TRUST

                                Amendment No. 15
                                       to
                              DECLARATION OF TRUST
                            Dated September 1, 1989

     THIS Declaration of Trust is amended as follows:

     Delete the first paragraph of Section 5 of Article III and substitute in its place the following:

          `Section 5.  Establishment and Designation of Series or Class.

          Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes shall be and are established and designated as:

            Alabama Municipal Cash Trust
            California Municipal Cash Trust
               Institutional Service Shares
            Connecticut Municipal Cash Trust
               Institutional Service Shares
            Florida Municipal Cash Trust
            Maryland Municipal Cash Trust
            Massachusetts Municipal Cash Trust
               BayFunds Shares
               Institutional Service Shares
            Minnesota Municipal Cash Trust
               Cash Series Shares
               Institutional Shares
            New Jersey Municipal Cash Trust
               Institutional Shares
               Institutional Service Shares
            New York Municipal Cash Trust
               Cash II Shares
               Institutional Service Shares
            North Carolina Municipal Cash Trust
            Ohio Municipal Cash Trust
               Institutional Shares
               Cash II Shares


            Pennsylvania Municipal Cash Trust
               Cash Series Shares
               Institutional Service Shares
            Virginia Municipal Cash Trust
               Institutional Service Shares
               Institutional Shares

     The undersigned Assistant Secretary of Federated Municipal Trust hereby certifies that the above stated Amendment is a true and correct Amendment to the Declaration of Trust as adopted by the Trustees of the Trust on the 25th day of August, 1994.

     WITNESS the due execution hereof this 25th day of August, 1994.

                              /s/ G. Andrew Bonnewell
                              G. Andrew Bonnewell
                              Assistant Secretary